Exhibit 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into this 8th day of October 2012 by and between First Trinity Financial Corporation an Oklahoma corporation (the "Company"), and Gregg Zahn ("Employee").

The Corporation and Employee entered into an Employment Agreement dated October 30, 2007 (the "Employment Agreement") and an Amendment to the Employment Agreement dated December 8, 2011 (retroactive to August 1, 2011) (the “Amendment to Employment Agreement”) which contains the terms and conditions of the Company's employment of the Employee.  The Company and Employee now desire to amend and correct certain provisions of the Employment Agreement and the Amendment to Employment Agreement.

The Employment Agreement may be amended by the Company and Employee in accordance with section 11(a) of the Employment Agreement upon the mutual consent of the Company and Employee.

NOW, THEREFORE, in consideration of the following promises and mutual covenants, and intending to be legally bound, the parties agree as follows:

Except as otherwise specifically provided in this Amendment, the capitalized terms used in this Amendment and defined in the Employment Agreement shall have the same meanings as provided in the Employment Agreement.

1.         Amendment to Definitions

The definition of “Cause” in the Employment Agreement is hereby amended by deleting the definition of cause in its entirety and substituting the following in its place, reading in the entirety as follows:

“Cause” The term "Cause" in the event of termination of the Employee's employment by the Company for cause means (i) intentional neglect that jeopardizes the life or property of another, (ii) intentional wrongdoing or malfeasance: or (iii) intentional violation of a business- related law.  Any of the three cause's must have been committed by the Employee and have a material adverse effect and demonstrably injurious to the Company and which is not or cannot be cured within sixty (60) days after notice from the Board of Directors of the Company thereof.

In the event of termination of the Employee's employment by the Employee for cause other than due to a “change in control” means (i) the change in job responsibilities of the Employee resulting in the demotion of the Employee from the position of President, CEO or Chairman of the Board of Directors, which demotion is caused by something other than would be cause for termination of the Employee's employment by the Company for cause and other than the non-performance of the Employee as defined later herein; or (ii) the removal of the Employee from the Board of Directors of the Company or its majority owned subsidiaries or the failure of the Employee to be re-elected to the Board of Directors or Chairman of the Board of Directors, as the case may be.

The definition of “Termination Date” is amended and changed to have the following meaning:

“Termination Date” means the later of three years from the effective date of the Employment Agreement or three years from the date of the last automatic extension of the Employment Agreement.

2.         Amendment of Section 2, Time

Section 2, Time of the Employment Agreement is amended and corrected by deleting the terms of Section 2, Time of the Employment Agreement in its entirety and substituting the following in its place, reading in the entirety as follows:

Employee shall faithfully perform for the Company the duties incident to the office of Chairman of the Board, President and Chief Executive Officer and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board.  The Employee shall devote substantially all of the Employee’s business time and effort to the performance of the Employee’s duties hereunder. Employee may serve on the board of directors of, and hold any other offices or positions in any company in which the Company or its subsidiaries have a financial interest and/or any company that does not compete with the Company in the life or accident and health insurance or premium finance business.  Employee will notify the board of any board positions held either before or after accepting such position.  Employee may participate in, invest in and acquire interests in other entities including insurance and premium finance companies and provide advice and consulting services for a fee to any company in which the Company or its subsidiaries have a financial interest; provided, however, that nothing shall prohibit Employee from retaining any non-controlling interests acquired in a company that begins to compete with the Company after the interest is acquired by Employee.

3.         Amendment of Section 3(a), Compensation of the Employment Agreement and the Amendment to Employment Agreement.

Section 3A, Compensation of the Employment Agreement and the Amendment to Employment Agreement are amended and corrected by deleting the terms of Section 3(a) Compensation of the Employment Agreement in its entirety and the Amendment to Employment Agreement in its entirety and substituting the following in their place, reading in the entirety as follows:

 (a) Base Salary.  As compensation for all services rendered by the employee under this agreement, Company will pay Employee a base salary of $25,000 per month,  payable periodically, in substantially equal amounts, but no less often than semi-monthly in accordance with company's payroll practices from time to time in effect.  In addition to the monthly compensation above, Employee shall receive an $1,100.00 per month vehicle allowance on the first day of each month during the term of this agreement.

4.         Amendment of Section 7 (b), CONSEQUENCES OF TERMINATION BY THE COMPANY FOR ANY REASON OTHER THAN FOR CAUSE OR FOR NON-PERFORMANCE OF EMPLOYEE.

Section 7 (b) is amended and corrected by deleting the terms of that Section of the Employment Agreement in its entirety and substituting the following in its place, reading in the entirety as follows:

7 (b)         CONSEQUENCES OF TERMINATION BY THE COMPANY FOR ANY REASON OTHER THAN FOR CAUSE OR FOR NON-PERFORMANCE OF EMPLOYEE.

(1)         If the Employee's employment is terminated by the Company prior to the Termination Date, for any reason other than for Change of Control, Cause or non-performance of Employee; (i) subject to Section 7(g) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; (iii) the Company will pay the Employee, within sixty (60) days of such termination, a lump sum severance payment equal to 2.99 times the Employee’s current annual compensation; (iv) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

(2)         Any payment pursuant to clause (b) (1) (iii) above:

(a). will be subject to offset for any advances, amounts receivable, and loans, including accrued interest, outstanding on the date of the employment termination; and (b) will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

5.         Amendment of Section 7 (e), CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR CAUSE.

Section 7 (e) is amended and corrected by deleting the terms of that Section of the Employment Agreement in its entirety and substituting the following in its place, reading in the entirety as follows:

(e) CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR CAUSE.

(1) If, upon sixty (60) days' prior written notice to the Company by the Employee, the Employee's employment is terminated by the Employee prior to the termination date, for cause; (i) subject to Section 7(g) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; (iii) the Company will pay the Employee, within sixty (60) days of such termination, a lump sum severance payment equal to 2.99 times the current annual base salary and (iv) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

(3)         Any payment pursuant to clause (e) (1) (iii) above:

a) will be subject to offset for any advances, amounts receivable, and loans, including accrued interest, outstanding on the date of the employment termination; and (b) will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

6.         ADDITION OF SECTION 7(h), CONSEQUENCES OF TERMINATION BY CHANGE IN CONTROL

Section 7(h) is a new addition to Section 7 of the Employment Agreement.  Section 7 is hereby changed by adding Section 7(h), reading in its entirety as follows:

7(h)         CONSEQUENCES OF TERMINATION FOR CHANGE IN CONTROL

(1)         If the Employee's employment is terminated during the Employment Period due to Change of Control as defined above, (i) subject to Section 7(g) hereof, this Agreement terminates immediately; (ii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; (iii) the Company will pay the Employee, within sixty (60) days of such termination, a lump sum severance payment equal to 2.99 times the Employee’s W-2 compensation averaged over the previous five years; (iv) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

(2)         Any payment pursuant to clause (h) (1) (iii) above:

(a). will be subject to offset for any advances, amounts receivable, and loans, including accrued interest, outstanding on the date of the employment termination; and (b) will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

6.         EFFECT OF AMENDMENT ON EMPLOYMENT AGREEMENT.

All provisions of this Amendment shall be deemed to be incorporated in, and made part of, the Employment Agreement, and the Employment Agreement, as amended and supplemented by this Amendment, shall be read, taken, and construed as one and the same agreement.  Other than as expressly set forth herein, this Amendment shall not constitute a consent or waiver to or modification of any term or condition of the Employment Agreement.  Subject to the express modifications made by this Amendment, all terms, provisions, covenants, representations, warranties, agreements, and conditions contained in the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by the Chairman of the Company’s Compensation Committee and Employee has executed this Amendment, both as of the day and year first written above.

First Trinity Financial Corporation

By: /s/ George E. Peintner

George E. Peintner
Chairman of Compensation Committee

By: /s/ Gregg Zahn

Gregg E. Zahn
Employee